SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





Date of Report (Date of earliest event reported): April 28, 1999


                        The Stanley Works
         (Exact name of registrant as specified in charter)


  Connecticut                     1-5224                     06-058860
(State or other                (Commission                 (IRS Employer
jurisdiction of                File Number)               Identification No.)
incorporation)



1000 Stanley Drive, New Britain, Connecticut            06053
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:(860) 225-5111



                         Not Applicable
   (Former name or former address, if changed since last report)








                       Exhibit Index is located on Page 4

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         Item 5.           Other Events.


                           1.  On April 28, 1999, at the Registrant's Annual
Meeting of Shareowners, Stillman B. Brown, a member of the Board of Directors and Chair of the Compensation and Organization Committee made the following statement on behalf of the entire Board:

"Both John and the Board are enthusiastic about his continuing at the helm of Stanley for many, many years. The Board is in discussions with John in order to work out the terms of a multi-year renewal agreement, and we expect to have that agreement finalized before the end of the year. I will say, on behalf of the Board, that we are very enthusiastic about John's vision and are very supportive of his efforts. We feel that he is the right person at the right time to be leading Stanley. I am, of course, delighted that John shares our view about his continuing and that he is very, very enthusiastic about Stanley's enormous opportunities.


The current agreement expires at the end of 1999, although it will automatically renew for a 1-year period if neither John nor the Board gives notice before July 1 that he or it objects to the renewal."

                           2.       On April 28, 1999, the Registrant sent a
letter to its Financial Analysts. Attached as Exhibit 20 (i) is a copy of the Registrant's letter sent to its Financial Analysts. Attached as Exhibit 20 (ii) is the cautionary statements relating to forward looking statements included above and in Exhibit 20 (i). Both of these Exhibits are incorporated herein by reference.



         Item 7.           Financial Statements and Exhibits.

                  (c)      20(i)     Letter dated April 28, 1999 to Stanley's
                                     Financial Analysts summarizing the
                                     highlights of the annual meeting.

                           20(ii)    Cautionary statements relating to
                                     forward looking statements included in
                                     Item 5 above and Exhibit 20(i).

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                                    SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                    THE STANLEY WORKS



Date: April 28, 1999                By:     Stephen S. Weddle
                                           -----------------
                                    Name:  Stephen S. Weddle
                                    Title: Vice President, General
                                           Counsel and Secretary

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                                  EXHIBIT INDEX

                           Current Report on Form 8-K
                              Dated April 28, 1999



   Exhibit No.                                        Page

    20(i)                                                5

    20(ii)                                               6

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                                                              Exhibit (20)(i)

April 28, 1999

To Our Financial Analysts,

Today we held our annual  meeting in Columbus,  Ohio,  the home of our Mac
Tools business. I thought it would be appropriate to summarize briefly the highlights of the annual meeting, so that you are all aware of the proceedings. Important items discussed and / or voted upon were as follow:

     -- Stillman B. Brown, Mannie L. Jackson and Kathryn D. Wriston were elected to new three-year terms on the company's Board of Directors.

     -- Ernst & Young, LLP were elected as the company's independent auditors for 1999. This will be their 56th year serving as auditors for Stanley.

     -- Stillman B. Brown, on behalf of the entire Board, made a statement regarding renewal of John Trani's employment agreement:

     "Both John and the Board are enthusiastic about his continuing at the helm of Stanley for many, many years. The Board is in discussions with John in order to work out the terms of a multi-year renewal agreement, and we expect to have that agreement finalized before the end of the year. I will say, on behalf of the Board, that we are very enthusiastic about John's vision and are very supportive of his efforts. We feel that he is the right person at the right time to be leading Stanley. I am, of course, delighted that John shares our view about his continuing and that he is very, very enthusiastic about Stanley's enormous opportunities.

     "The current agreement expires at the end of 1999, although it will automatically renew for a 1-year period if neither John nor the Board gives notice before July 1 that he or it objects to the renewal."

If you have any questions, please feel free to call me at 860/827-3833.

Sincerely,


Gerard B. Gould
Investor Relations

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                                                            Exhibit (20) (ii)


                              CAUTIONARY STATEMENTS
           Under the Private Securities Litigation Reform Act of 1995


     The statements made by Stillman B. Brown at today's Annual Meeting of Shareowners and in a letter sent today to financial analysts implying that John Trani and the Board will enter into a multi-year renewal employment agreement and stating that Stanley has enormous future opportunities are forward looking statements and are inherently subject to risk and uncertainty.

     The multi-year renewal agreement currently envisioned by Stanley's Board and by Mr. Trani may not be successfully negotiated and signed. In addition, Stanley's future opportunities may not be enormous or, although enormous, may not be realized by Stanley management.

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